embecta Announces Definitive Agreement to Acquire Owen Mumford Holdings Limited

Acquisition will position embecta to participate in the rapidly expanding market for drug-delivery devices supporting generic and branded therapies and accelerate transformation into a broad-based medical supplies company

PARSIPPANY, N.J., Mar. 19, 2026 -- Embecta Corp. (“Embecta”) (Nasdaq: EMBC), a global leader in diabetes care technology, today announced that it has entered into a definitive agreement to acquire Owen Mumford Holdings Limited (“Owen Mumford”), a privately held, UK-based innovator and manufacturer of medical devices and drug-delivery technologies, in a transaction valued at up to £150 million. Under the terms of the agreement, embecta will acquire Owen Mumford for an upfront cash payment of £100 million at closing (subject to customary adjustments, including for closing net cash), and up to an additional £50 million in performance-based payments based on net sales of the Aidaptus® next generation auto-injector platform in the three-year period following the closing. The transaction was unanimously approved by the embecta Board of Directors and is expected to close in embecta’s fiscal third quarter of 2026, subject to regulatory approvals and satisfaction of other closing conditions.

Owen Mumford is an innovator in drug delivery platforms and medical device technologies, serving as a trusted partner to many of the world’s largest pharmaceutical, biotech and healthcare organizations. The company’s products include a rapidly growing pharmaceutical services portfolio built on historic autoinjector success with established pharmaceutical companies and an outlook anchored by Aidaptus® and other drug delivery devices. Owen Mumford pioneered the first plastic autoinjector and has continued to innovate and expand their product portfolio, specializing in the design and manufacture of drug delivery devices. Owen Mumford also has an established portfolio of medical devices across point-of-care testing, self-injection and pelvic health devices, with commercial channels, call points, customer relationships and geographic footprint that are highly complementary to embecta’s existing global diabetes care franchise and commercial infrastructure.

"We are extremely pleased to announce this agreement to acquire Owen Mumford, a company that has earned a global reputation for innovation, quality and patient-centered design," said Devdatt (Dev) Kurdikar, Chairman, President and CEO of embecta. "This acquisition is expected to sustainably improve embecta’s revenue growth trajectory and will accelerate our strategic transformation into a broad-based medical supplies company which provides drug delivery platforms to pharmaceutical companies and serves chronic care patients in the obesity, diabetes, autoimmune diseases and anaphylaxis markets."

"Owen Mumford has a 70-year track-record of developing innovative solutions with long-term growth potential," said Gavin Jones, Managing Director of Owen Mumford. "With our complementary portfolios and manufacturing expertise, and by leveraging embecta’s commercial scale, we will continue to drive innovation that improves the quality of life for people living with chronic conditions and other healthcare needs while creating new opportunities for our valued customers and the Owen Mumford team."

STRATEGIC AND EXPECTED FINANCIAL BENEFITS AND TRANSACTION DETAILS

Adds a differentiated drug-delivery platform designed to support pharmaceutical partners across multiple therapeutic areas and a strong underlying intellectual property portfolio. This includes Owen Mumford’s next-generation Aidaptus® auto-injector platform. Aidaptus® combines an innovative patient-centric design and novel technology delivering a device with clear features and benefits. With one form factor and a single final assembly process, it streamlines large-scale manufacturing while reducing changeovers and supply chain complexity.

Expands product portfolio of chronic care devices and creates an opportunity to capitalize on embecta’s commercial presence in more than 100 countries. During fiscal year 2025, Owen Mumford generated approximately 80% of its revenue in the UK and the U.S. This creates a meaningful opportunity to leverage embecta’s global commercial infrastructure, call points and robust distribution network to broaden geographic reach and further scale these products worldwide.

Leverages core manufacturing strengths in high volume medical products by combining Owen Mumford’s device design, molding and assembly capabilities in drug-delivery systems with embecta’s large-scale manufacturing expertise, creating opportunities for operational efficiencies and expanded capacity to support future product programs.

Transaction structure and financial rationale

The transaction is structured as a share acquisition in which embecta will acquire 100% of the shares of Owen Mumford for an upfront cash payment of £100 million payable at closing, subject to customary purchase price adjustments for closing net cash and working capital, and up to an additional £50 million in performance-based payments based on net sales of Aidaptus® in the three-year period following the closing.

Owen Mumford has a fiscal year end of September 30, and during fiscal year 2025, generated net revenue of £69.4 million.

embecta expects the acquisition to contribute to revenue growth in fiscal year 2027 and beyond; to be immaterial to embecta’s fiscal year 2027 adjusted operating income and to be accretive thereafter; to be dilutive to adjusted net income in fiscal year 2027, to be immaterial to embecta’s fiscal year 2028 adjusted net income and to be accretive thereafter; and to generate high-single-digit return on invested capital by year four, with increasing contribution thereafter.

The Company intends to discuss this acquisition in more detail on its upcoming fiscal second quarter 2026 earnings conference call, to be held on May 5, 2026.

Financing

embecta plans to finance the closing purchase price with the proceeds of borrowings under its revolving credit facility. Over the long term, embecta remains committed to paying down debt and creating financial flexibility.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor and A&O Shearman LLP is serving as legal counsel to embecta.

Forvis Mazars LLP is serving as financial advisor and Mills & Reeve LLP is serving as legal counsel to Owen Mumford.

About embecta

embecta is a global company that is advancing its 100-year legacy in insulin delivery to become a broad-based medical supplies company, helping to improve lives through innovative solutions, partnerships, and the passion of approximately 2,000 employees around the globe. For more information, visit embecta.com or follow our social channels on LinkedIn, Facebook, and Instagram.

About Owen Mumford

Founded in 1952 and headquartered in Oxfordshire, United Kingdom, Owen Mumford is a family-owned medical technology company with more than 70 years of innovation in healthcare device development. The company has built a strong reputation as a trusted partner to pharmaceutical and biotechnology companies, developing drug delivery technologies that support the administration of complex therapies, including its next-generation Aidaptus® auto-injector platform designed to enable future pharmaceutical partnerships. In addition to its drug delivery capabilities, Owen Mumford also offers a portfolio of medical devices used in chronic care and point-of-care applications, including self-injection, diagnostics and other patient-focused healthcare solutions distributed in markets around the world.

SAFE HARBOR STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains express or implied "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995 and other securities laws. These forward-looking statements concern our current expectations regarding strategic direction and priorities and expectations regarding our acquisition of Owen Mumford. These forward-looking statements are subject to various known and unknown risks, uncertainties and other factors, and you should not rely upon them except as statements of our present intentions and of our present expectations, which may or may not occur. When we use words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “pursue,” “will,” “goal” or similar expressions, we are making forward-looking statements. Although we believe that our forward-looking statements are based on reasonable assumptions, our expected results may not be achieved, and actual results may differ materially from our expectations.

2

In addition, important factors that could cause actual results to differ from expectations include, among others, the risks described in our periodic reports filed with the Securities and Exchange Commission, including under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, as further updated by our Quarterly Reports on Form 10-Q we have filed or will file hereafter. Except as required by law, we undertake no obligation to update any forward-looking statements appearing in this release.

Contacts
Media	Investors
Christian Glazar	Pravesh Khandelwal
Sr. Director, Corporate Communications	VP, Head of Investor Relations
908-821-6922	551-264-6547
Contact Media Relations	Contact IR

3